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Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

        The following are wholly-owned subsidiaries of En Pointe Technologies, Inc.:

          En Pointe Technologies Sales, Inc. (incorporated in Delaware)

          En Pointe Technologies Ventures, Inc. (incorporated in Delaware)

          En Pointe Technologies Canada, Inc. (incorporated in Ontario, Canada)

          The Xyphen Corporation (incorporated in California)

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Exhibit 21.1
SUBSIDIARIES OF THE COMPANY